Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of the date set forth on the signature page of this Agreement, by and between Carolyn Hunter (“Seller”), and R. Scott Williams or his assigns (“Purchaser”).

WHEREAS, Purchaser wishes to acquire from Seller and Seller wishes to sell to Purchaser shares of common stock of Praco Corporation (the “Company”) held by the Seller.

NOW, THEREFORE, in consideration of the premises herein and other good and valuable consideration, the parties hereto hereby agree as follows:

1. PURCHASE & SALE OF SHARES OF COMMON STOCK

1.1. Purchase and Sale of Shares of Common Stock. On the terms and subject to the conditions set forth in this Agreement, Seller hereby agrees to sell and deliver to Purchaser and Purchaser hereby purchases from the Seller five million (5,000,000) shares of the Company’s common stock held of record by the Seller (hereafter, the “Shares”) for $25,000 (the “Purchase Price”).

1.2. Payments. Purchaser shall pay the Purchase Price by giving the Seller a Note on or before May 23, 2015 in the amount of $25,000 with a maturity date of November 30, 2015 in which the principal plus interest at an annual rate of 8% shall be payable.

1.3. Shares. On or before May 23, 2015, Seller send proof to the Purchaser that the Seller has instructed the Company’s transfer agent to transfer the share certificates representing the Shares to Purchaser.

1.4. Closing. The closing of the purchase and sale of the Shares hereunder (the “Closing”) shall be held by email at such time which Purchaser and Seller may agree (the “Closing Date”). The Closing shall occur when the conditions of items 1.2 and 1.3 have been completed.

2. REPRESENTATIONS & WARRANTIES OF THE PARTIES

2.1. Origination of Shares. The Seller represents and warrants the Shares sold to Buyer were acquired from the Company for being its founder in exchange for $100 of cash and $400 of services provided in connection with the formation of the Company.

2.2. No Power to Rescind. The parties understand that, following execution of this Agreement by Seller and Purchaser, the parties may not rescind, repudiate, or otherwise abrogate any term of this Agreement.

2.3. Receipt of Information Concerning the Company. Prior to entering into this Agreement, Purchaser has received and has had the opportunity to review the Company's most recent annual and quarterly flings with the Securities and Exchange Commission (the “Commission”).

2.4. Agreement Carefully Read. Purchaser has read each and every provision of this Agreement, and understands that: (a) Seller will be considered to have made each and every agreement, representation and warranty contained herein; (b) Purchaser will be entitled to rely upon such agreements, representations and warranties in executing this Agreement, and (c) if Seller does not believe she meets a representation or warranty, then Seller should not execute and deliver this Agreement to Purchaser without first requesting Purchaser, in writing, to waive such representation or warranty.

2.5. Experienced Investor. Purchaser has sufficient financial and business experience and knowledge concerning the affairs and conditions of the Company so that Purchaser is fully capable of evaluating the merits and risks of purchasing the Shares and of making an informed investment decision, and can make an independent and reasoned decision whether to enter into such transaction without the assistance of a licensed broker or equivalent investor representative.

2.6. Independent Review. Purchaser has been encouraged to seek its own legal and financial counsel to assist Purchaser in evaluating the transaction concerning the purchase of the Shares.

2.7. Compliance with Securities Act of 1933. Purchaser understands and agrees that the Shares have not been registered under the Securities Act of 1933 (the “1933 Act”) or any applicable state securities laws, and that such Shares must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration. Purchaser acknowledges that the Purchaser is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the 1933 Act (“Rule 144”), and that such person has been advised that Rule 144 permits resales only under certain circumstances. Purchaser understands that to the extent that Rule 144 is not available, Purchaser will be unable to sell any Shares without either registration under the 1933 Act or the existence of another exemption from such registration requirement. In any event, and subject to compliance with applicable securities laws, Purchaser may enter into lawful hedging transactions in the course of hedging the position they assume and Purchaser may also enter into lawful short positions or other derivative transactions relating to the Shares, and deliver the Shares, to close out their short or other positions or otherwise settle other transactions, or loan or pledge the Shares, to third parties who in turn may dispose of these Shares.

2.8. Legend. The Shares shall bear the following or similar legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES; PROVIDED THAT IN CONNECTION WITH ANY FORECLOSURE OR TRANSFER OF THE SECURITIES, THE TRANSFEROR SHALL COMPLY WITH THE PROVISIONS HEREIN, IN THE SUBSCRIPTION AGREEMENT AND THE REGISTRATION RIGHTS AGREEMENT, AND UPON FORECLOSURE OR TRANSFER OF THE SECURITIES, SUCH FORECLOSING PERSON OR TRANSFEREE SHALL COMPLY WITH ALL PROVISIONS CONTAINED HEREIN, IN THE SUBSCRIPTION AGREEMENT AND THE REGISTRATION RIGHTS AGREEMENT.”

2.9. Lack of Liquidity and Active Market. The parties understand and acknowledge that there is presendy not an active trading market for the Shares, and that no analysts, brokers or dealers actively follow the Company and no dealers are willing to make a significant market in the Company’s common stock and, consequendy, Seller could not obtain the presently quoted price of the Company’s shares if the Shares did not have a restricted legend and if Seller desired to sell the Shares in the open market. Furthermore, Purchaser understands that few, if any, brokers or clearing houses are willing to clear the Shares for public trading. Purchaser has entered into this agreement of his or her own free will, on an arms-length basis and, therefore, considers the Purchase Price to be at a reasonable discount and the consideration provided by Purchaser hereunder as adequate, in the opinion of Seller, to reflect the lack of liquidity, tradeability, and marketability of the Shares.

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2.10. Capacity to Protect Own Interests. Purchaser has either: (a) a preexisting personal or business relationship with Seller and one or more of the officers, directors or controlling persons of the Company; or (b) sufficient business or financial experience such that Purchaser can be reasonably assumed to have the capacity to protect his interests in connection with this transaction.

3. MISCELLANEOUS

3.1. Governing Law. This Agreement shall be governed in all respects by the laws of the State of Nevada without regard to its conflict of law principles.

3.2. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

3.3. Entire Agreement: Amendment. This Agreement constitutes the full and entire understanding and agreement of the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of both Seller and Purchaser. No waiver by any party hereto regarding the observance of any provision of the Agreement shall constitute a waiver as to any other provision hereof, or any past or future observance thereof, unless so specified in writing b the waiving party.

3.4. Delays or Oruissions. No delay or omission to exercise any right, power or remedy accruing to the Seller, upon any breach or default of Purchaser under this Agreement, shall impair any such right, power or remedy of the Seller nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consents or approval of any kind or character on the part of any party under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies either under this Agreement, or by law or otherwise afforded to any party, shall be cumulative and not alternative.

3.5. Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

3.6. Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon: (a) personal delivery; (b) on the day sent by e-mail or facsimile transmission; or (c) on the day sent by first class mail, postage prepaid, or by dispatch by a nationally recognized express courier service, and in each case addressed to the appropriate address set forth below each party’s respective signatures below or at such other address as a party shall have furnished to the other party in writing.

3.7. Preparation of Agreement. Section and paragraph headings contained in this Agreement are for reference only, and shall not be considered substantive parts hereof.

3.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement as of May __, 2015.

CAROLYN HUNTER

90122 Hoey Road Chapel Hill, NC 27517 chunter2@nc.rr.com

R. SCOTT WILLIAMS

159 North State Street Newtown, PA 18940 swilliams@hawkmgt.com

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